ADMINISTRATION AGREEMENT


     AGREEMENT made as of __________________, by and between OneAmerica Funds, Inc. a Maryland corporation (the "Fund"), and The Bank of New York, a New York banking organization (the "Administrator").

                              W I T N E S S E T H :

     WHEREAS, the Fund is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund desires to retain the Administrator to provide administration services for the portfolios identified on Exhibit A hereto (each, a "Series") and the Administrator is willing to provide such services, all as more fully set forth below;

     NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

1.   Appointment.

     The Fund hereby appoints the Administrator as its agent for the term of this Agreement to perform the services described herein. The Administrator hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

2.       Representations and Warranties.

     The Fund hereby represents and warrants to the Administrator, which representations and warranties shall be deemed to be continuing, that:

(a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms; and

(c) It is conducting its business in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement.

3.   Delivery of Documents.

(a) The Fund will promptly deliver to the Administrator true and correct copies of each of the following documents as currently in effect and will promptly deliver to it all future amendments and supplements thereto, if any:

     (i) The Fund's articles of incorporation or other organizational document and all amendments thereto (the "Charter");

     (ii) The Fund's bylaws (the "Bylaws");

     (iii)Resolutions of the Fund's board of directors or other governing body (the "Board") authorizing the execution, delivery and performance of this Agreement by the Fund;

     (iv) The Fund's registration statement most recently filed with the Securities and Exchange Commission (the "SEC") relating to the shares of the Fund (the "Registration Statement");

     (v) The Fund's Notification of Registration under the 1940 Act on Form N-8A filed with the SEC; and

     (vi) The  Fund's   Prospectus  and  Statement  of  Additional   Information
          pertaining to the Series (collectively, the "Prospectus").

(b) The copy of the Charter shall be certified by the Secretary of State (or other appropriate official) of the state of organization, and if the Charter is required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to the Administrator. The copy of the Bylaws, Registration Statement and Prospectus, and all amendments thereto, and copies of Board resolutions, shall be certified by the Secretary or an Assistant Secretary of the Fund.

(c) It shall be the sole responsibility of the Fund to deliver to the Administrator its currently effective Prospectus and the Administrator shall not be deemed to have notice of any information contained in such Prospectus until it is actually received by the Administrator.

4.   Duties and Obligations of the Administrator.

(a) Subject to the direction and control of the Fund's Board and the provisions of this Agreement, the Administrator shall provide to the Fund the administrative services set forth on Schedule I attached hereto.

(b) In performing hereunder, the Administrator shall provide, at its expense, office space, facilities, equipment and personnel.

(c) The Administrator shall not provide any services relating to the management, investment advisory or sub-advisory functions of the Fund, distribution of shares of the Fund, maintenance of the Fund's financial records or other services normally performed by the Fund's respective counsel or independent auditors.

(d) Upon receipt of the Fund's prior written consent (which shall not be unreasonably withheld), the Administrator may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate. Notwithstanding the foregoing, no Fund consent shall be required for any such delegation to any other subsidiary of The Bank of New York Company, Inc. The Administrator shall not be liable to the Fund for any loss or damage arising out of, or in connection with, the actions or omissions of any delegee or agent utilized hereunder so long as the Administrator acts in good faith and without negligence or willful misconduct in the selection of such delegee or agent, provided the Fund has consented to such delegation.

(e) The Fund shall cause its officers, advisors, sponsor, distributor, legal counsel, independent accountants, current administrator (if any) and transfer agent to cooperate with the Administrator and to provide the Administrator, upon request, with such information, documents and advice relating to the Fund as is within the possession or knowledge of such persons, in order to enable the Administrator to perform its duties hereunder. In connection with its duties hereunder, the Administrator shall be entitled to rely, and shall be held harmless by the Fund when acting in reliance, upon the instructions, advice or any documents relating to the Fund provided to the Administrator by any of the aforementioned persons. The Administrator shall not be liable for any loss, damage or expense resulting from or arising out of the failure of the Fund to cause any information, documents or advice to be provided to the Administrator as provided herein. All fees or costs charged by such persons shall be borne by the Fund.

(f) Nothing in this Agreement shall limit or restrict the Administrator, any affiliate of the Administrator or any officer or employee thereof from acting as administrator for or with any third parties.

(g) The Administrator may apply to an officer of the Fund for written instructions with respect to any matter arising in connection with the Administrator's performance hereunder for the Fund, and the Administrator shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with such instructions. Such application for instructions may, at the option of the Administrator, set forth in writing any action proposed to be taken or omitted to be taken by the Administrator with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Administrator shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Administrator has received written instructions in response to such application specifying the action to be taken or omitted. The Administrator may consult with counsel to the Fund or its own counsel, at the Fund's expense, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

(h) Notwithstanding any other provision contained in this Agreement or any Schedule hereto, the Administrator shall have no duty or obligation to with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund of: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, the Fund, (ii) the taxable nature or effect on the Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds or similar events, (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by the Fund to it shareholders; or
     (iv) the effect under any federal, state, or foreign income tax laws of the Fund making or not making any distribution or dividend payment, or any election with respect thereto.

(i) The Administrator shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, Fund Administration Fee Schedule, which is incorporated herein by reference, and Schedule I hereto, and no covenant or obligation shall be implied against the Administrator in connection with this Agreement.

5.   Allocation of Expenses.

     Except as otherwise provided herein, all costs and expenses arising or incurred in connection with the performance of this Agreement shall be paid by the appropriate Fund, including but not limited to, organizational costs and costs of maintaining corporate existence, taxes, interest, brokerage fees and commissions, insurance premiums, compensation and expenses of the Fund's trustees, directors, officers or employees, legal, accounting and audit expenses, management, advisory, sub-advisory, administration and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agents, expenses (including clerical expenses) incident to the issuance, redemption or repurchase of Fund shares, fees and expenses incident to the registration or qualification under federal or state securities laws of the Fund or its shares, costs (including printing and mailing costs) of preparing and distributing Prospectuses, reports, notices and proxy material to the Fund's shareholders, all expenses incidental to holding meetings of the Fund's trustees, directors and shareholders, and extraordinary expenses as may arise, including litigation affecting the Fund and legal obligations relating thereto for which the Fund may have to indemnify its trustees, directors and officers.

6.   Standard of Care; Indemnification.

(a) Except as otherwise provided herein, the Administrator shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees) incurred by the Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator's own bad faith, negligence or willful misconduct. In no event shall the Administrator be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

(b) The Fund shall indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Fund), and reasonable attorneys' and accountants' fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator, by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith hereunder or in reliance upon (i) any law, act, regulation (ii) the Fund's Registration Statement or Prospectus, (iii) any instructions of an officer of the Fund, or (iv) any opinion of legal counsel for the Fund or the Administrator, or (v) arising out of transactions or other activities of the Fund which occurred prior to the commencement of this Agreement; provided, that no Fund shall indemnify the Administrator for costs, expenses, damages, liabilities or claims arising out of the Administrator's own negligence, bad faith or willful misconduct. This indemnity shall be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of this Agreement.

(c) Actions taken or omitted in reliance on oral or written instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Fund or its own counsel, shall be conclusively presumed to have been taken or omitted in good faith.

7.   Compensation.

     For the services provided hereunder, the Fund agrees to pay the Administrator such compensation as is mutually agreed from time to time and such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are incurred by the Administrator in performing its duties hereunder. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. The Fund authorizes the Administrator to debit the Fund's custody account for all amounts due and payable hereunder. The Administrator shall deliver to the Fund invoices for services rendered after debiting such Fund's custody account with an indication that payment has been made. Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of determining compensation payable to the Administrator, the Fund's net asset value shall be computed at the times and in the manner specified in the Fund's Prospectus.

8.   Term of Agreement.

     This Agreement shall continue until terminated by either the Administrator giving to the Fund, or the Fund giving to the Administrator, a notice in writing specifying the date of such termination, which date shall be not less than 90 days after the date of the giving of such notice. Upon termination hereof, the Fund shall pay to the Administrator such compensation as may be due as of the date of such termination, and shall reimburse the Administrator for any disbursements and expenses made or incurred by the Administrator and payable or reimbursable hereunder.

9.   Force Majeure.

     The Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, or communications or computer (hardware or software) service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Administrator shall use its best efforts to resume performance as soon as practicable under the circumstances.

10.  Amendment.

     This Agreement may not be amended or modified in any manner except by a written agreement executed by the Administrator and the Fund to be bound thereby, and authorized or approved by the Fund's Board.

11.  Assignment.

     This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Administrator, or by the Administrator without the written consent of the Fund accompanied by the authorization or approval of the Fund's Board.

12.  Governing Law; Consent to Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. The Fund hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund and the Administrator hereby waive any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement. To the extent that in any jurisdiction the Fund may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Fund irrevocably agrees not to claim, and it hereby waives, such immunity.

13.  Severability.

     In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

14.  No Waiver.

     Each and every right granted to the Administrator hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Administrator to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Administrator of any right preclude any other or future exercise thereof or the exercise of any other right.

15.  Notices.

     All notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

     if to a Fund, at

         American United Life Insurance Company
         One American Square
         P.O. Box 368
         Indianapolis, In. 46206-0368
         Attention: Daniel Schluge, Controller

     if to the Administrator, at

         The Bank of New York
         100 Church Street
         New York, New York 10286
         Attention: Timothy J. Overzat
              Vice President

     or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.

16.  Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.



                                                  ONEAMERICA FUNDS, INC.


                                                  By: __________________________
                                                      Title:




                                                  THE BANK OF NEW YORK



                                                  By: __________________________
                                                      Title:

                                    EXHIBIT A

Series

OneAmerica Asset Director Portfolio
OneAmerica Money Market Portfolio
OneAmerica Investment Grade Bond Portfolio
OneAmerica Value Portfolio

                                   SCHEDULE I
                             ADMINISTRATIVE SERVICES


1. Monitor and document compliance by the Fund with its policies and restrictions as delineated in its Prospectus.

2.   Monitor federal share registration requirements.

3.. Participate in the periodic updating of the Fund's Registration Statement and Prospectus and, subject to approval by the Fund's Treasurer and legal counsel, coordinate the preparation, filing, printing and dissemination of periodic reports and other information to the SEC and the Fund's shareholders, including annual and semi-annual reports to shareholders, annual and semi-annual Form N-SAR, notices pursuant to Rule 24(f)-2 and proxy materials; maintain regulatory calendar.

4. Prepare federal, state and local income tax returns for the Fund and Series and file such returns upon the approval of the Fund's independent accountants; monitor and report on Sub-Chapter M qualifications; maintain books and records in accordance with requirements of Sub-Chapter M; prepare and file all Form 1099s with respect to the Fund's directors or trustees; monitor compliance with Section 4982 of the Internal Revenue Code; monitor compliance with Internal Revenue Code annual and quarterly diversification requirements; monitor annual qualified income and annual distributions; calculate and maintain records pertaining to Original Issue Discount and premium amortization as required; perform ongoing wash sales review (i.e., purchases and sales of Fund investments within 30 days of each other).

5. Prepare and, subject to approval of each Fund's Treasurer, disseminate to such Fund's Board quarterly unaudited financial statements and schedules of such Fund's investments and meeting packages, and make presentations to the Board, as appropriate.

6. Subject to approval of the Fund's Board, assist the Fund in obtaining fidelity bond and E&O/D&O insurance coverage.

7.   Prepare  statistical  reports  for  outside  information   services  (e.g.,
     IBC/Donoghue, ICI, Lipper Analytical and Morningstar.

8. Make initial response to inquiries from the SEC and other regulatory authorities and advise Fund of such inquiries.

                        Fund Administration Fee Schedule
                                       For
                             OneAmerica Funds, Inc.
                                (March 25, 2003)


Fund Administration Services - See Below For List of Services

     3 basis points, per annum, on the first $1 Billion of assets of the portfolios

     2    basis points on the excess


Minimum Fee:

     There is an annual minimum fee of $35,000.00 per Fund* (* The minimum Fund Administration charge will be prorated monthly. The minimum applies against the total asset fees generated from all four portfolios)

Tax Services

o Maintain books and records in accordance with requirements of Subchapter M and other relevant sections of the Internal Revenue Code.

o Calculate required income/capital gain distributions in compliance with income/excise tax distribution requirements with Fund independent audit review. Monitor compliance with IRC quarterly and annual tests, including: distributions, qualified income and diversification.

o Review all dividend declarations to ensure that such distributions are not "preferential" under IRC

o    Perform wash sales analysis.

o Prepare federal, state, and local income tax returns for the Fund and file such returns upon approval of the Fund's independent accountants.

Compliance

o Monitor overall compliance by the Fund with its policies and restrictions as delineated in its Prospectus and as delineated in the Investment Company Act of 1940.

o    Maintain overall regulatory calendar.

o Coordinate periodic updating of the Fund's Registration Statement and Prospectus.

o    Prepare  regular  Board  of  Director  meeting  packages.   Which  includes
     quarterly results of complance reviews and testing

o    Assist in obtaining Fidelity Bond and E&0/D&O insurance coverage.

o Assist in responding to inquiries from the SEC and other regulatory authorities.

o    Monitor authorized shares against shares outstanding for each Fund.

o Notify Fund officers of mark to market issues pursuant to Board-approved procedures

o Provide assistance with respect to audits by the Fund's Independent accountants

o Consult and advise the Fund's portfolio managers with respect to compliance matters


Reporting

o    Prepare Form N-SAR, N -30D and notices pursuant to Rule 24(f)-2.

o    Prepare semi-annual and annual reports to shareholders.

o    Prepare statistical reports for information services.

o Establish expense accruals, maintain expense files and coordinate payment of invoices.

o    Assist Fund's Independent Accountants with 17f-2

o    Prepare annual Fund expense budget and monthly accrual analysis.


Out of Pocket Expenses

The Out of Pocket Expenses can include, but are not limited to, expenses for mailing reports via courier and any other expenses BNY may incur.

Billing Cycle -

The above fee will be billed on a monthly basis.


Portfolios

OneAmerica Asset Director Portfolio
OneAmerica Money Market Portfolio
OneAmerica Investment Grade Bond Portfolio
OneAmerica Value Portfolio



OneAmerica Funds, Inc.                            The Bank of New York

Accepted by: ____________________                 Accepted by: _________________

      Title: ____________________                       Title: _________________

       Date: ____________________                        Date:__________________